UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 20, 2015

OMEGA BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55216	33-1225672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 Interbay Blvd, Tampa, FL 33611

(Address of principal executive offices)

813-514-1839

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

•	our ability to keep up with rapidly changing consumer trends technologies and evolving industry standards;

•	our ability to source our needs for skilled employees;

•	the loss of key members of our senior management; and

•	uncertainties with respect to the legal and regulatory environment surrounding our industry.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, except where the context otherwise demands, the terms, “Omega Brands”, “we”, “us”, “our” and the “company” refer to Omega Brands Inc., a Nevada company.

ITEM 1.01	ENTRY INTO A MATERIAL DEVEINITIVE AGREEMENT

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 8, 2014, our company entered into a definitive Purchase and Sale Agreement with Mycell Technologies LLC and MCT Beverage Company LLC as “Vendors”, regarding our acquisition of certain assets of the Vendors related to the branded Omega-3 infused beverages and nutritional shots sold under the trade name Omega InfusionTM. On October 9, 2014, we issued a news release and filed a current report on Form 8-K describing the Purchase and Sale Agreement and the Emulsion Supply and Formulation Services Agreement. On March 20, 2015 we completed the acquisition of assets contemplated by the Purchase and Sale Agreement.

As a result of the closing of the Purchase and Sale Agreement, we purchased from Mycell Technologies and subsidiaries, in consideration of $1.00, certain proprietary formulas, trade-names, trade-secrets, trademarks, marketing materials, and internet domains related to Mycell’s branded Omega-3 infused beverages and nutritional shots sold under the trade name Omega InfusionTM (“Omega Infusion Assets”). As additional consideration, in the event that our company sells all or any part of the assets acquired to any non-affiliated third party, whether in one or in a series of transactions, we have agreed to pay to the vendors fifteen percent (15%) of the net proceeds actually received by and vested in our company resulting from such transaction.

As a condition to the Purchase and Sale Agreement, we have also entered into an Emulsion Supply and Formulation Services Agreement with Oceans Omega LLC, a subsidiary of Mycell Technologies, pursuant to which we may acquire Oceans’ proprietary omega-3emulsion used in the production of Omega InfusionTM beverages. The agreement with Oceans Omega creates a 20 year commitment to supply our company with omega-3 emulsion. This agreement provides in part for the following:

•	the sale of the proprietary omega emulsion to our company at a competitive price;

•	with respect to each 12 pack of Omega InfusionTM Enhanced Water or Omega InfusionTM Shots sold by our company which incorporates the Oceans Omega LLC Emulsion, we shall on a monthly basis pay to Oceans Omega LLC a royalty equal to $0.15 per twelve pack sold during such month (i.e. $0.0125 per bottle);

•	if, during the first 60 months from the effective date of the agreement, Oceans Omega LLC sells Oceans Omega LLC Emulsions to The Coca-Cola Company, PepsiCo, Cadbury Schweppes or The Dr. Pepper Snapple Group or their affiliates (“National Brand(s)”) in North America, Oceans Omega LLC will pay to our company a royalty of 1.5% of any net sales of Oceans Omega LLC Emulsions resulting from any such sale for the lesser of (a) 36 months or (b) from the first day of such sale until the beginning of the 61st month from the effective date of the agreement;

•	the exclusive right in North America to sell Omega 3 related beverages or emulsions to certain protected customers for a period of 24 months from the effective date of the Supply Agreement. Where a prospective customer has a pre-existing relationship with a Protected Customer and the customer uses a Protected Customer, Oceans Omega LLC will pay Omega Brands Corporation a fee of 3% of the net emulsion sales of Oceans Omega LLC.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on March 20, 2015, we acquired the assets of Mycell Technologies LLC and MCT Beverage Company LLC. Item 1.01 of Form 8-K states that if the registrant was a shell company, as we were immediately before the acquisition transaction disclosed under Item 1.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of certain specified assets from Mycell Technologies LLC and MCT Beverage Company, LLC that information relating to periods prior to the date of the acquisition only relate to the Company, unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

We are a producer and distributor of premium, ready-to-drink flavored beverages. Our goal is to develop and distribute speciality beverages across North America and selected international markets.

With our acquisition of the Omega InfusionTM line of beverages on March 20, 2015, the focus of our operations is the production and distribution of omega-3 infused beverages for the U.S. and Canadian markets.

Our principal executive office is located at 5005 Interbay Boulevard, Tampa, Florida 33611. The telephone number at our principal executive office is (813) 514-1839. Our CUSIP number is 68206P 103.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

Our Corporate History and Background

We were incorporated in the State of Nevada under the name Translation Group, Inc. on August 28, 2012. Our fiscal year end is October 31.

Our original business plan was to create an online job marketplace that connected companies and individuals seeking professional translation services with translators around the world. Customers could post text requiring translation on our web site and allow professional translators to submit bids for the completion of the work. On November 2, 2012, we entered into an agreement with Ak Nort Translation Agency pursuant to which we promoted and re-sold Ak Nort’s language translation services through our web site in exchange for 30% of proceeds from any sales made by us. The agreement expired on November 2, 2013.

On October 30, 2012, we issued 5,000,000 shares of our common stock for cash proceeds of $5,000 at $0.001 per share. During the quarter ended October 31, 2013, we issued 1,240,000 shares of common stock to 26 individual investors for total cash proceeds of $24,800 at $0.02 per share.

We were unable to raise sufficient capital to finance the continued development of our original business and, consequently, our management began considering alternative strategies, such as business combinations or acquisitions to create value for our shareholders.

Effective April 25, 2014, our principal shareholder Kamilya Kucherova, transferred 17,000,000 shares of our company registered in her name to six parties and cancelled and returned to treasury the remaining 33,000,000 balance of her shares, which resulted in a change of control of our company.

Also on April 25, 2014, Ms. Kucherova, who had been our sole officer and director since our inception on August 28, 2012, resigned as our president, chief executive officer, chief financial officer, treasurer, secretary and director. Ms. Kucherova’s resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Effective April 25, 2014, Jim Dickson was appointed as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company. Mr. Dickson received 3,500,000 shares of our common stock in the share transfer from Ms. Kucherova.

Under the guidance of Mr. Dickson we sought to enter the ready-to-drink flavored beverage industry and on May 1, 2014, we entered into a non-binding term sheet with Omega Infusion Brands LLC pursuant to which we sought to acquire certain specified beverage assets from Mycell Technologies LLC and subsidiaries.

Effective May 21, 2014, we appointed Anthony M. Everett as a director and Mike Gibbons as a director and chairman of our board of directors. Mr. Everett resigned as a director of our company on February 23, 2015. His resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

On May 23, 2014, our board of directors and a majority of our stockholders approved a change of name of our company from Translation Group Inc. to Omega Brands Inc., an increase of our authorized capital from 75,000,000 shares of common stock, par value $0.001 to 250,000,000 shares of common stock, par value $0.001 and a forward split of our issued and outstanding shares of common stock on a basis of 1 old share for 10 new shares. The effect of the forward split has been shown retrospectively for all references to issuances of common stock in the financial statements and these footnotes. A Certificate of Amendment to effect the change of name and increase to authorized capital was filed with the Nevada Secretary of State and became effective on June 2, 2014. The name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on June 10, 2014 under the symbol “OMGB”.

Our name change was initiated in anticipation of negotiating a definitive agreement for our acquisition of the Omega InfusionTM beverages brand. On October 8, 2014, we entered into a definitive Purchase and Sale Agreement with Mycell Technologies LLC and MCT Beverage Company LLC, described above.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Overview of our Beverage Production and Distribution Business

We are a producer and distributor of premium, ready-to-drink flavored beverages. Our business model is based on a proven strategy, focusing on the sale of omega-3 infused beverages for the U.S. and Canadian markets. Our goal is to develop the market for our Omega InfusionTM branded beverages in North America and selected international territories. We also wish to expand our portfolio branded offerings through the development or acquisition of new products. The Omega Infusion™ product line focuses specifically on omega-3s utilizing our supplier Ocean’s Omega unique omega-3 emulsion technology. Future plans include expanding the line by adding more nutrients and other healthful ingredients.

Our Products

Our current products include Omega InfusionTM Enhanced Water and Omega InfusionTM Shots.

Omega InfusionTM Enhanced Water

Omega InfusionTM Enhanced Water is an omega-3 and vitamin enhanced flavored beverage. Currently available in four flavors (orange, fruit punch, citrus and berry), sweetened with sucralose, our enhanced water contains 0 calories. Omega InfusionTM Enhanced Water is currently sold at retail in 17 fluid ounce bottles (503 ml), both individually and in 12 bottle packs. Each 8 fluid ounce serving contains approximately 80 milligrams of omega-3 fatty acids (EPA and DHA), 100% of the daily recommended intake of vitamin C (based on a 2,000 calorie per day diet), and 40% each of the daily recommended intake of vitamins B3 (Niacin), B6, B12, and B5 (Pantothenic Acid).

Omega InfusionTM Shots

Our Omega InfusionTM Shots.are flavored, liquid omega-3 dietary supplements. These beverages are currently available in three flavors (raspberry-lemon, peach-mango, and pink grapefruit) and are sold at retail in 2 fluid ounce (59 ml) bottles or 12 container packs. Each bottle contains 0 calories and 250 mg of omega-3 fatty acids (EPA/DHA).

About Omega-3 (source: mayoclinic.org.)

The main essential fatty acids in the human diet are omega-3 and omega-6 fatty acids. Foods that provide omega-3 fatty acids include fish oil and certain plant and nut oils, while omega-6 fatty acids can be found in palm, soybean, rapeseed, and sunflower oils. Omega-9 fatty acids, which are not considered essential, can be found in animal fat and olive oil.

Fish oil contains two omega-3 fatty acids called docosahexaenoic acid (DHA) and eicosapentaenoic acid (EPA). Some nuts, seeds, and vegetable oils contain alpha-linolenic acid (ALA), which may be converted to DHA and EPA in the body.

In the United States, percentages of DHA and EPA have been found to be lower compared to other nations with lower heart disease rates, such as Japan.

Omega-3 fatty acids are thought to provide a wide range of health benefits, including a lower risk of coronary heart disease and improvement in cholesterol. There have also been promising results from studies looking at omega-3 for cancer, depression, and attention-deficit hyperactivity disorder (ADHD). Due to these potential health benefits, fish oil, which is rich in omega-3 fatty acids, has become a popular supplement. High levels of omega-6 fatty acids have been linked to an increased risk of some conditions such as heart disease and depression.

There is evidence that recommended amounts of DHA and EPA, taken as fish or fish oil supplements, may lower triglycerides and reduce the risk of heart attack, abnormal heartbeat, and stroke in people who have heart disorders. DHA and EPA may also benefit people who have hardening of the arteries or high blood pressure. Similar effects have been found for ALA, but more evidence is needed to support its potential benefits.

The average American consumes about 1.6 grams of omega-3 fatty acids daily. About 1.4 grams of this comes from ALA, while 0.1-0.2 grams from EPA and DHA. In Western diets, people eat about 10 times more omega-6 fatty acids than omega-3 fatty acids. These large amounts of omega-6 fatty acids come from vegetable oils such as corn oil, sesame oil, sunflower oil, and walnut oil. Because omega-6 and omega-3 fatty acids compete in the body, benefits may be reached either by decreasing omega-6 intake or increasing omega-3 intake.

Omega-3 Dosing and Safety

The World Health Organization recommends a daily EPA and DHA intake of 0.3-0.5 grams and a daily ALA intake of 0.8-1.1 grams. Omega-3 is considered likely safe when taken as a supplement in recommended doses for up to 2-3.5 years, or when included in the diet (1-2 fish meals per week). The U.S. Food and Drug Administration (FDA) has ruled that the use of EPA and DHA, the primary omega-3 fatty acids found in fish, as dietary supplements is safe and lawful, as long as daily intakes do not exceed three grams per person daily from food and supplement sources. Individuals with fish allergies, blood disorders, diabetes, hypoglycemia, low blood pressure, abnormal heart rhythm, asthma, inflammatory bowel disease or other chronic illnesses, and pregnant or breastfeeding women are urged to consult with a physician before consuming omega-3 supplemented products such as Omega InfusionTM Water or Shots.

Omega InfusionTM Omega-3

Our Omega InfusionTM beverages are supplemented with high quality, ultra-pure liquid omega-3 emulsions derived from sustainable fish oils and algae without impact on the taste, odor, appearance or texture or our beverages.

Sales, Business Development and Marketing Strategy.

There is a proven market of Omega Infusion flavored waters and shots as 19,511 cases of flavored water and 13,972 cases of nutritional shots were sold in 2013 through an agreement with Cott Corporation. We anticipate a more focused sales and marketing approach will result in increased consumer demand for the products.

Our company intends to invest in business development, marketing and sales efforts to expand our market penetration. Based on initial market analysis, our company expects that our products will be accepted by major retailers such as Publix, Kroger, and Wal-Mart, however we have not secured any commitments from any such retailers.

Production Overview and Seasonality

We focus on providing omega-3 infused beverages, specifically flavored waters and shots to various retailers throughout the U.S. and Canada.

The beverage market is subject to some seasonal variations. We expect our beverage sales will be generally higher during the warmer months and will also be influenced by the timing of holidays and weather fluctuations. We will engage third parties to produce the product which will then be distributed to our customers by different third parties.

The costs to produce our products will vary depending on the sub-contractors raw material costs. The seasonality of our sales volume may cause our working capital needs to fluctuate throughout the year. In addition, our accounts receivable balances may decline in the fall as customers pay their higher-than-average outstanding balances from the summer deliveries.

We typically operate at low margins and therefore relatively small changes in cost structures can materially impact results. In 2011 industry carbonated soft drink (“CSD”) sales were mostly flat while a decline was seen during 2012 and 2013, and ingredient and packaging costs remained volatile.

Ingredient and packaging costs represent a significant portion of our sub-contractors cost. These costs are subject to global and regional commodity price trends. Our most significant commodities are polyethylene terephthalate (“PET”) resin and omega infusions. We will attempt to manage our exposure to fluctuations in ingredient and packaging costs by entering into fixed price commitments for a portion of our ingredient and packaging requirements and implementing price increases as needed

Distribution

Our products are distributed in the U.S. and Canada through the use of a company that specializes in the distribution of products to a retailer’s distribution system or a direct store delivery distribution system to grocery stores, including convenience stores, grocery stores and other retailers.

Market

Our omega infusion products fall into several broad product categories including most generally, ready-to-drink beverages and nutraceuticals/functional food, and, more specifically, omega-3 enriched beverages, and for flavored and functional waters.

Market for Omega-3 Enhanced Beverages

The last widely available study that focused specifically on omega-3 enriched drinks was published in 2006 by the firm Zenith International Ltd., a consulting company for food and drinks based in Bath, UK. The study claimed that the omega-3 enriched beverage market generated global sales in the region of over $7 billion during 2006 with sales expected to rise approximately 6.5% in the subsequent years. The sales figure for North America were about $2.6 billion, however sampling in this area is difficult given the blurring boundaries between product types (juice, shake, dairy, milk, soy drink, probiotic, fruit drink) and the way sales are accounted for and reported by manufacturers and retailers. Nevertheless, the survey ranked North Americans’ as the world’s leading consumers of omega-3 enriched beverages on a per person basis. More recently, the omega-3 nutraceuticals market (which includes beverages and other omega-3 enhanced foods and supplements) was estimated at $13 billion worldwide in 2013.

Spanning the globe, there have been several brands responsible for the core omega-3 drinks market. In no particular order these include: Anchor Vital (New Zealand), Candia aux Oméga-3 (France), Essensis (Europe), Oasis juice (Canada), Danino Go (Canada), Danonino Petit Genío (Spain), Glockengold Balance (Germany), Lactel Maman (France), Minute Maid Enhanced Juices (North America), Munch Bunch Drinky+ (U.K.), Natrel (Canada), Parmalat Omega-3 (Italy), Pfanner Active Balance (West and East Europe), So Good SoyaEssential (U.K.), Sparky Berries (U.K.), Tropicana Healthy Heart with Omega-3 (U.S., international), Yoplait Kids (International). In terms of the main companies that are active, these include small, independent dairy and juice operators alongside major dairy, juice and soft drinks companies such as: Coca-Cola, Danone, Fonterra, General Mills, Lactalis, Nestlé, Parmalat, PepsiCo/Tropicana and Wimm-Bill-Dann.

Nutraceuticals/Functional Food

The term neutraceuticals is applied to products that range from isolated nutrients, dietary supplements and herbal products, specific diets and processed foods such as cereals, soups, and beverages such as our Omega InfusionTM products. In 2010, the global nutraceuticals market was estimated to be worth $128.6 billion, after increasing at a compound annual growth rate (CAGR) of 4.4% during 2002-2010. Furthermore, the market is forecast to reach $180.1 billion by 2017, after growing at a compound annual growth rate (CAGR) of 4.9% throughout 2010-2017.

According to GBI research, the functional food segment dominated the nutraceutical market 2002 through 2010, accounting for 59.4% of overall global nutraceutical market revenue in 2002. Furthermore, the segment is expected to contribute 64.6% to overall global nutraceutical market revenue in 2017. With a compound annual growth rate (CAGR) of 5.3%, the functional food market will witness more growth than the dietary supplement market, which is expected to record a CAGR of 4.3% during 2010-2017.

The growth in both the nutraceuticals market and functional food sub-market is largely attributed to an increase in the elderly population, lifestyle changes, the growing incidence of chronic diseases and consequent increasing focus on preventive care in developed economies. The functional food market presents an attractive opportunity to companies operating in the nutraceutical market as the segment is expected to continue to experience expansion and development during the forecast period.

(Source: GBI Research, GBI Research’s Internal Database, Company Annual Reports)

Flavored Water Market

The global market for flavored and functional waters was measured at $17 billion in sales and 11 billion liters in volume after a 7.4% increase in volume in 2012, according to a report issued in October 2012 by Zenith International Ltd. Zenith International forecasts the global market value to grow to $29 billion by 2017. The North American market, which returned to volume growth for the first time since 2008, accounted for 25% of global sales in 2012. The European market, the only region to experience a drop in market value in 2012, also accounted for 25% of global sales. The Asia Pacific market had a growth rate of 26% in flavored and functional waters in 2012 to surpass $5 billion in sales and account for 32% of total global sales. Within that market, China had an average volume growth of 40% since 2012. Latin America, with a 12% growth rate in 2012, now accounts for 14% of global sales. The Middle East had 3% of global sales, and Africa 1%.

Similar to the neutraceuticals market, major drivers for the global flavored and functional water market are thought to be increasing obesity rates, rising aging population and changing consumer preferences are the major growth drivers for the global flavored and functional water market. Growing health concerns are motivating consumers to switch to flavored and functional waters from more traditional carbonated or artificial flavored ready-to-drink beverages. Flavored and functional water are generally priced similar to carbonated drinks, which reduces the switching costs for the consumers, thus increasing their attractiveness. Major growth challenges for the industry include threat of substitutes and increasing campaigns against packaging bottles. Emerging markets such as countries in Asia, Latin America and the Middle East have witnessed rising urbanization and increasing disposable income, which act as an opportunity for the overall flavored and functional water market. Increasing urbanization has increased the awareness levels of the consumers regarding the products that help in their wellbeing. The increasing income levels have also enabled the consumers to spend on premium products thus providing great opportunity for the flavored and functional water market players to focus in these markets. The U.S., Germany, France, Italy and Japan were the top flavored and functional water markets in 2012. Asia Pacific is emerging as a strong flavored and functional water market registering double-digit growth in 2012. Some of the major companies operating in the flavored and functional water market are Group Danone, Nestle, Coca-Cola, PepsiCo, Hint Water and Kraft Foods.

(Source: Transparency Market Research: Flavored and Functional Water Market - Global Industry Analysis, Size, Share, Growth, Trends and Forecast, 2013 - 2019 (April 2014)

Sources and Availability of Raw Materials and Production

We intend to outsource production of the Omega product line to a third party multi-national production service provider, who provides timely and cost-effective services to the beverage industry, which will allow us to maintain a low level of overhead and achieve economies of scale. We intend to engage a company to oversee all phases of production, including procuring raw material, bottling and packaging, delivery, production planning, sampling and quality control.

Competition

The nonalcoholic beverage segment of the commercial beverage industry is highly competitive, consisting of numerous companies ranging from small or emerging to very large and well established. These include companies that compete in multiple geographic areas, as well as businesses that are primarily regional or local in operation. Competitive products include numerous nonalcoholic sparkling beverages; various water products, including packaged, flavored and enhanced waters; juices and nectars; fruit drinks and dilutables (including syrups and powdered drinks); coffees and teas; energy and sports and other performance-enhancing drinks; dairy-based drinks; functional beverages, including vitamin-based products and relaxation beverages; and various other nonalcoholic beverages. These competitive beverages are sold to consumers in both ready-to-drink and other than ready-to-drink form in many of the countries in which we do business. Significant competitors include, but are not limited to, The Coca Cola Company, PepsiCo, Inc., Nestlé, DPSG, Groupe Danone, Mondelēz International, Inc., Kraft Foods Group, Inc., the Unilever Group, Cott Beverages and Monster. Other competitors include numerous regional and local companies and, in some markets, retailers that have developed their own store or private label beverage brands.

Additional, there are several brands responsible for the core omega 3 drinks market. In no particular order these include: Anchor Vital (New Zealand), Candia aux Oméga 3 (France), Essensis (Europe), Oasis juice (Canada), Danino Go (Canada), Danonino Petit Genío (Spain), Glockengold Balance (Germany), Lactel Maman (France), Minute Maid Enhanced Juices (North America), Munch Bunch Drinky+ (U.K.), Natrel (Canada), Parmalat Omega-3 (Italy), Pfanner Active Balance (West and East Europe), So Good SoyaEssential (U.K.), Sparky Berries (U.K.), Tropicana Healthy Heart with Omega 3 (U.S., international), Yoplait Kids (International). In terms of the main companies that are active, these include small, independent dairy and juice operators alongside major dairy, juice and soft drinks companies such as: Coca-Cola, Danone, Fonterra, General Mills, Lactalis, Nestlé, Parmalat, PepsiCo/Tropicana and Wimm-Bill-Dann.

Competitive factors impacting our planned business include, but are not limited to, pricing, advertising, sales promotion programs, product innovation, increased efficiency in production techniques, the introduction of new packaging, new vending and dispensing equipment, and brand and trademark development and protection.

Our immediate competitive challenges will include strong competition in all geographic regions and, in many countries, a concentrated retail sector with powerful buyers able to freely choose among company products, products of competitive beverage suppliers and individual retailers’ own store or private label beverage brands.

We have not completed the acquisition of any assets or established operations related to the beverage industry, and we do not anticipate that we will effectively compete with any of these established industry participants for the foreseeable future. Our main competition will be companies at a similar level of development to our own, focused on brand acquisition and the establishment of operations. Though our management believes that the industry can sustain additional competition, we will still compete with other developing companies, as well as with the industry’s more established participants, for resources, financing, product distribution, retail shelf space and knowledgeable personnel. Many of the beverage companies with which we will seek to compete for financing and consumers have greater financial and technical resources than those available to us. Accordingly, those competitors may be able to spend greater amounts on developing their products and customer base. Such competition could adversely impact our ability to attain the financing necessary for us to establish a market for our planned products.

In the face of such competition, we may not be successful in establishing the viability of our business or planned products. However, despite this, we hope to compete successfully in the industry by:

•	keeping our development and asset acquisition costs low;

•	relying on the industry experience of our management and directors; and

•	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Government Regulations

Subject to completion of our definitive purchase and sale agreement dated October 8 2014 with Mycell Technologies LLC and MCT Beverage Company LLC and the commencement of our operations as a producer and distribution of beverages, we will be required to comply with various federal, state, provincial, local and foreign laws relating to production, packaging, quality, labeling and distribution, including, in the United States, those of the federal Food, Drug and Cosmetic Act, the Fair Packaging and Labeling Act, the Federal Trade Commission Act, the Nutrition Labeling and Education Act and

California Proposition 65. We are also subject to various federal, state, provincial, local and foreign environmental laws and workplace regulations. These laws and regulations include, in the United States, the Occupational Safety and Health Act, the Unfair Labor Standards Act, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal Motor Carrier Safety Act, laws governing equal employment opportunity, customs and foreign trade laws and regulations, laws relating to the maintenance of fuel storage tanks, laws relating to water consumption and treatment, and various other federal statutes and regulations. These laws and regulations may change as a result of political, economic, or social events. Such regulatory changes may include changes in food and drug laws, laws related to advertising, accounting standards, taxation requirements, competition laws and environmental laws, including laws relating to the regulation of water rights and treatment.

A number of states have passed laws setting forth warning or labeling requirements relating to products made for human consumption. For example, the California law known as Proposition 65 requires that a specific warning appear on any product sold in California containing a substance listed by that state as having been found to cause cancer or reproductive toxicity. This law, and others like it, exposes all food and beverage producers to the possibility of having to provide warnings on their products. The detection of even a trace amount of a listed substance can subject an affected product to the requirement of a warning label, although products containing listed substances that occur naturally or that are contributed to such products solely by a municipal water supply are generally exempt from the warning requirement.

Inventory

As a producer of beverage products for retail consumption, we are required to produce and hold inventory of our product. Such inventory is held on our behalf by our third party service provider. As of October 31, 2014, we held no inventory.

We expect that the amount of inventory we will be required to have on hand will increase in proportion to the expansion of our operations.

Intellectual Property

The success of our product will be dependent on developing a customer base. Branding and protection of our brand, trademarks, trade names and other intellectual property rights is an integral component of the success of our business. We assert common law trademark rights in the following marks and related logos:

•	Omega Infusion

•	Omega Infusion Enhanced Water

•	Omega Infusion Shots

We have also acquired the domain omegainfusion.com and a variety of derivative and related domains. We assert copyright in the contents of our website and advertising materials.

Subsidiaries

We do not have any subsidiaries.

Amount Spent on Research and Development the Last Two Fiscal Years

We have not spent any money during each of the last two fiscal years on research and development activities.

Employees

As of the closing date on March 20, 2015, we had 2 full time employees, no part time employees and various contractors. From time to time, we may hire additional workers on a contract basis as the need arises. Our strategy to maintain a low level of overhead is to engage industry professionals on a contract basis rather than hiring in-house.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to our Business

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a history of operating losses and there can be no assurance that we can establish a market for products, establish brand recognition or achieve profitability.

We are a development stage company with a limited operating history. We have only recently obtained the rights to produce and distribute omega-3 infused beverages. There is limited market awareness and brand recognition for our products. Our company will be subject to all of the business risks and uncertainties associated with any new business enterprise, including the risks that we will be unable to establish a market for our products and services, achieve our growth objectives or become profitable.

We incurred a net loss of $248,245 and $32,361 for the fiscal years ended October 31, 2014 and 2013 and have an accumulated deficit of $280,776. Even if we achieve profitability, given the competitive nature of the industry in which we operate, we may be unable to sustain or increase our revenues and our failure to do so would adversely affect our business.

Although our management has significant experience in the beverage industry, our ability to successfully market and sell our products has not been established and cannot be assured. For us to achieve success, our products must receive broad market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to sustain our operations. If our products are not widely accepted by our target market, or we are unable to establish a consumer base by pursuing a different target market, our business may fail.

There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended October 31, 2014 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 3 to our financial statements for the year ended October 31, 2014, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

We may be unable to compete successfully in the highly competitive beverage category.

The markets for our products are extremely competitive. In comparison to the major national brand beverage manufacturers, we are a relatively small participant in the industry. We face competition from the national brand beverage manufacturers in all of our markets, from other retailer brand beverage manufacturers and from other contract beverage manufacturers. If our competitors reduce their selling prices, increase the frequency of their promotional activities in our core market or enter into the production of private-label products or expand their contract manufacturing efforts, or if our customers do not allocate adequate shelf space for the beverages we supply, we could experience a decline in our volumes, be forced to reduce pricing, forgo price increases required to offset increased costs of raw materials and fuel, increase capital and other expenditures, or lose market share, any of which could adversely affect our profitability.

We may not be able to respond successfully to consumer trends related to our products.

Consumer trends with respect to the products we sell are subject to change. Consumers are seeking increased variety in their beverages, and there is a growing interest among consumers, public health officials and government officials regarding the ingredients in our products, the attributes of those ingredients and health and wellness issues generally. In addition, some researchers, health advocates and dietary guidelines are encouraging consumers to reduce consumption of sugar-sweetened beverages, including those sweetened with high fructose corn syrup or other nutritive sweeteners. As a result, consumer demand has declined for full-calorie CSDs and consumer demand has increased for products associated with health and wellness, such as reduced-calorie CSDs, water, enhanced water, teas and certain other non-carbonated beverages. Consumer preferences may change due to a variety of other factors, including the aging of the general population, changes in social trends, the real or perceived impact that the manufacturing of our products has on the environment, changes in consumer demographics, changes in travel, vacation or leisure activity patterns, negative publicity resulting from regulatory action or litigation against companies in the industry, or a downturn in economic conditions. Any of these changes may reduce consumers’ demand for our products. There can be no assurance that we can develop or be a “fast follower” of innovative products that respond to consumer trends. Our failure to develop innovative products could put us at a competitive disadvantage in the marketplace and our business and financial results could be adversely affected.

Our ingredients, packaging supplies and other costs are subject to price increases and we may be unable to effectively pass rising costs on to our customers.

We typically bear the risk of changes in prices on the ingredient and packaging in our products. The majority of our ingredient and packaging supply contracts allow our suppliers to alter the prices they charge us based on changes in the costs of the underlying commodities that are used to produce them. Resin for PET bottles, caps and preforms are examples of these underlying commodities. In addition, the contracts for certain of our ingredient and packaging materials permit our suppliers to increase the costs they charge us based on increases in their cost of converting those underlying commodities into the materials that we purchase. In certain cases those increases are subject to negotiated limits. These changes in the prices we pay for ingredient and packaging materials occur at times that vary by product and supplier, and take place, on a monthly, quarterly or annual basis.

Accordingly, we bear the risk of fluctuations in the costs of these ingredient and packaging materials, including the underlying costs of the commodities used to manufacture them and, to some extent, the costs of converting those commodities into the materials we purchase. If the cost of these ingredients or packaging materials increases, we may be unable to pass these costs along to our customers through adjustments to the prices we charge. If we cannot pass on these increases to our customers on a timely basis, they could have a material adverse effect on our results of operations. If we are able to pass these costs on to our customers through price increases, the impact those increased prices could have on our volumes is uncertain.

If we fail to manage our operations successfully, our business and financial results may be materially and adversely affected.

We intend to grow our business and beverage offerings primarily through the development of new product lines and growth with key customers. We believe that opportunities exist to increase sales of beverages in our markets by leveraging existing customer relationships, obtaining new customers, exploring new channels of distribution, introducing new products or identifying appropriate acquisition or strategic alliance candidates. Furthermore, the businesses or product lines that we acquire or align with may not be integrated successfully into our business or prove profitable.

If we are unable to maintain relationships with our contract manufacturer and distributor partners, we may incur higher supply costs or be unable to deliver products to our customers.

We rely upon our ongoing relationships with our key partners to support our operations. We typically enter into annual or multi-year supply arrangements with our key partners, meaning that our partners are obligated to continue to supply us with finished product for one-year or multi-year periods, at the end of which we must either renegotiate the contracts with those partners or find alternative sources for supply. There can be no assurance that we will be able to either renegotiate contracts (with similar or more favorable terms) with these partners when they expire or, alternatively, if we are unable to renegotiate contracts with our key partners, there can be no assurance that we could replace them. We could also incur higher costs in renegotiating contracts with existing partners or replacing those partners, or we could experience temporary disruptions in our ability to deliver products to our customers, either of which could have a material adverse effect on our results of operations.

Our financial results may be negatively impacted by global financial events.

In recent years, global financial events have resulted in the consolidation, failure or near failure of a number of institutions in the banking, insurance and investment banking industries and have substantially reduced the ability of companies to obtain financing. These events also adversely affected the financial markets. These events could continue to have a number of different effects on our business, including:

•	a reduction in consumer spending, which could result in a reduction in our sales volume;

•	a negative impact on the ability of our customers to timely pay their obligations to us or our vendors to timely supply materials, thus reducing our cash flow;

•	an increase in counterparty risk;

•	restricted access to capital markets that may limit our ability to take advantage of business opportunities, such as acquisitions

Other events or conditions may arise or persist directly or indirectly from the global financial events that could negatively impact our business.

Substantial disruption to production at our partners emulsion or other beverage production facilities could occur.

A disruption in production at our partners’ beverage emulsion production facility, which will manufacture almost all of our emulsions, could have a material adverse effect on our business. In addition, a disruption could occur at any of our partner’s production or their suppliers. The disruption could occur for many reasons, including fire, natural disasters, weather, manufacturing problems, disease, strikes, transportation interruption, government regulation or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

Our success depends, in part, on our intellectual property, which we may be unable to protect.

We possess certain intellectual property that is important to our business. This intellectual property includes trade secrets, in the form of formulas for most of the beverages that we produce, and trademarks for the names of the beverages that we sell. While we own certain of the trademarks used to identify our beverages, other trademarks are used through licenses from third parties or by permission from our customers. Our success depends, in part, on our ability to protect our intellectual property.

To protect this intellectual property, we will rely principally on registration of trademarks, contractual responsibilities and restrictions in agreements (such as indemnification, nondisclosure and confidentiality agreements) with employees, consultants and customers, and on common law and statutory protections afforded to trademarks, trade secrets and proprietary “know-how.” In addition, we vigorously protect our intellectual property against infringements using any and all legal remedies available. Notwithstanding our efforts, we may not be successful in protecting our intellectual property for a number of reasons, including:

•	our competitors may independently develop intellectual property that is similar to or better than ours;

•	employees, consultants or customers may not abide by their contractual agreements and the cost of enforcing those agreements may be prohibitive, or those agreements may prove to be unenforceable or more limited than anticipated;

•	foreign intellectual property laws may not adequately protect our intellectual property rights; and

•	our intellectual property rights may be successfully challenged, invalidated or circumvented.

If we are unable to protect our intellectual property, our competitive position would weaken and we could face significant expense to protect or enforce our intellectual property rights.

Occasionally, third parties may assert that we are, or may be, infringing on or misappropriating their intellectual property rights. In these cases, we intend to defend against claims or negotiate licenses when we consider these actions appropriate. Intellectual property cases are uncertain and involve complex legal and factual questions. If we become involved in this type of litigation, it could consume significant resources and divert our attention from business operations.

If we are found to infringe on the intellectual property rights of others, we could incur significant damages, be enjoined from continuing to manufacture, market or use the affected product, or be required to obtain a license to continue manufacturing or using the affected product. A license could be very expensive to obtain or may not be available at all. Similarly, changing products or processes to avoid infringing the rights of others may be costly or impracticable.

Our products may not meet health and safety standards or could become contaminated and we could be liable for injury, illness or death caused by consumption of our products.

We have adopted various quality, environmental, health and safety standards. However, our products may still not meet these standards or could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our bottlers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. We may be liable to our customers if the consumption of any of our products causes injury, illness or death. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could have a material adverse effect on our results of operations or cash flows.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We are party to various litigation claims and legal proceedings. We evaluate these claims and proceedings to assess the likelihood of unfavorable outcomes and estimate, if possible, the amount of potential losses. We may establish a reserve as appropriate based upon assessments and estimates in accordance with our accounting policies. We base our assessments, estimates and disclosures on the information available to us at the time and rely on legal and management judgment. Actual outcomes or losses may differ materially from assessments and estimates. Actual settlements, judgments or resolutions of these claims or proceedings may negatively affect our business and financial performance. For more information, see “Legal Proceedings”.

Changes in the legal and regulatory environment in the jurisdictions in which we operate could increase our costs or reduce our revenues, adversely affect demand for our products or result in litigation.

As a producer of beverages, we must comply with various federal, state, provincial, local and foreign laws relating to production, packaging, quality, labeling and distribution, including, in the United States, those of the federal Food, Drug and Cosmetic Act, the Fair Packaging and Labeling Act, the Federal Trade Commission Act, the Nutrition Labeling and Education Act and California Proposition 65. We are also subject to various federal, state, provincial, local and foreign environmental laws and workplace regulations. These laws and regulations include, in the United States, the Occupational Safety and Health Act, the Unfair Labor Standards Act, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal Motor Carrier Safety Act, laws governing equal employment opportunity, customs and foreign trade laws and regulations, laws relating to the maintenance of fuel storage tanks, laws relating to water consumption and treatment, and various other federal statutes and regulations. These laws and regulations may change as a result of political, economic, or social events. Such regulatory changes may include changes in food and drug laws, laws related to advertising, accounting standards, taxation requirements, competition laws and environmental laws, including laws relating to the regulation of water rights and treatment. Changes in laws, regulations or government policy and related interpretations may alter the environment in which we do business, which may impact our results or increase our costs or liabilities.

A number of states have passed laws setting forth warning or labeling requirements relating to products made for human consumption. For example, the California law known as Proposition 65 requires that a specific warning appear on any product sold in California containing a substance listed by that state as having been found to cause cancer or reproductive toxicity. This law, and others like it, exposes all food and beverage producers to the possibility of having to provide warnings on their products. The detection of even a trace amount of a listed substance can subject an affected product to the requirement of a warning label, although products containing listed substances that occur naturally or that are contributed to such products solely by a municipal water supply are generally exempt from the warning requirement. From time to time over the past several years, certain of our customers have received notices alleging that the labeling requirements of the relevant state regulation would apply to products manufactured by us and sold by them. There can be no assurance that we will not be adversely affected by actions against our customers or us relating to Proposition 65 or similar “failure to warn” laws: were any such claim to be pursued or succeed, we might in some cases be required to indemnify our customers for damages, and our products might be required to bear warning labels in order to be sold in certain states. Any negative media attention, adverse publicity or action arising from allegations of violations could adversely impact consumer perceptions of our products and harm our business.

Taxes on CSDs and other drinks could have an adverse effect on our business.

Federal, state, local and foreign governments have considered or have enacted taxes on soda and other sugary drinks, as well as energy products. Any such taxes could negatively impact consumer demand for our products and have an adverse effect on our revenues.

Adverse weather conditions could affect our supply chain and reduce the demand for our products.

Severe weather conditions and natural disasters, such as freezes, frosts, floods, hurricanes, tornados, droughts or earthquakes and crop diseases may affect our facilities and our supply of raw materials such as fruit. If the supply of any of our raw materials is adversely affected by weather conditions, it may result in increased raw material costs and there can be no assurance that we will be able to obtain sufficient supplies from other sources. In addition, the sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may reduce the demand for our products and contribute to lower revenues, which could negatively impact our profitability.

Global or regional catastrophic events could impact our operations and financial results.

Our business can be affected by large-scale terrorist acts, especially those directed against the United States or other major industrialized countries in which we do business, major natural disasters, or widespread outbreaks of infectious diseases. Such events could impair our ability to manage our business, could disrupt our supply of raw materials, and could impact production, transportation and delivery of products. In addition, such events could cause disruption of regional or global economic activity, which can affect consumers’ purchasing power in the affected areas and, therefore, reduce demand for our products.

Our success depends in part upon our ability to recruit, retain and prepare succession plans for our chief executive officer, chief financial officer, senior management and key employees.

The performance of our chief executive officer, chief financial officer, senior management and other key employees is critical to our success. Our long-term success will depend on our ability to recruit and retain capable senior management and other key employees, and any failure to do so could have a material adverse effect on our future operating results and financial condition. Further, if we fail to adequately plan for the succession of our chief executive officer, chief financial officer, senior management and other key employees, our operating results could be adversely affected.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel. We will have to compete with other companies both within and outside the mining industry to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to fulfill our contractual obligations (as noted in our audited financial statements), continue development of our planned products to meet market evolution, and execute our business plan, generally. We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled scientists and professionals and adequate funds in a timely manner.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have not achieved revenues and have limited significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the development stage. Our success is significantly dependent on the successful research and development of our planned products, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to complete the research and development of our products and operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;

•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•	changes in operating and stock price performance of other companies in our industry;

•	additions or departures of key personnel; and

•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading volume of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

If we are listed on the Over-the-Counter Bulletin Board quotation system, our common stock is subject to “penny stock” rules which could negatively impact our liquidity and our shareholders’ ability to sell their shares.

Our common stock is currently quoted on the Over-the-counter Bulletin Board. We must comply with numerous NASDAQ MarketPlace rules in order to maintain the listing of our common stock on the Over-the-counter Bulletin Board. There can be no assurance that we can continue to meet the requirements to maintain the quotation on the Over-the-counter Bulletin Board listing of our common stock. If we are unable to maintain our listing on the Over-the-counter Bulletin Board, the market liquidity of our common stock may be severely limited.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA. We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statement and the related notes for the years ended October 31, 2014 and 2013 that appear elsewhere in this current report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 12 of this current report.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Cash Requirements

Over the next 12 months we intend to carry on business as a development beverage company. We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the Next 12 Months April 1, 2015 to March 31, 2016
Amount
Production Costs	4,353,000
Promotion and Rebates	2,470,000
General and Administrative Expenses:
Compensation and benefits	488,000
Sales and Marketing (including slotting fees)	911,000
Royalty fees	99,000
Professional and Consulting fees	163,000
Travel and Marketing	69,000

Rent	18,000
Other General Administrative Expenses	110,000

Total General and Administrative Expenses	1,858,000

Total Expenses	$8,681,000

We anticipate that we will require funds of approximately $8,681,000 over the next twelve months to operate our business as a development beverage company. Of the $8,681,000 we have $2,800 in cash on hand as at the date of this current report and $nil in accounts receivable/prepaid expenses etc. Assuming the timely payment of our accounts receivables, we anticipate that we will require $4,181,000 to satisfy our capital requirements. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. However, there is no assurance that we will be able to timely collect our accounts receivables or to secure additional funds through equity financing or otherwise. As at the date of this report we have not secured any financing commitments. In the event that we do not meet our capital requirements, we will reduce our operations to accommodate the capital resources available to us. Nevertheless, there is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.

Our company incurred a net loss of $248,245 and $32,531 for the fiscal years ended October 31, 2014 and 2013 and has generated only nominal revenues. The continuity of our future operations is dependent upon our ability to obtain financing and shelf space at major retailers in the United States and Canada. These conditions raise substantial doubt about our ability to continue as a going concern. We intend to continue relying upon the issuance of equity securities to finance our operations. However there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. The financial statement does not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Results of Operations for the Fiscal Year Ended December 31, 2013 for MCT Beverage Company.

The following summary of MCT Beverage Company (“MCT”) results of operations should be read in conjunction with the audited consolidated financial statements for the fiscal year ended December 31, 2013.

Year Ended
December 31,
2013

Royalties	$167,298
Slotting Fees and Distribution Costs	242,498

Net Royalties	(75,199)
Selling, General and Administrative Expenses	1,078,820

Net Income (Loss)	$(1,154,019)

Expenses

MCT’s operating expenses for the fiscal year ended December 31, 2013 include related party expenses as outlined in the table below:

Year Ended
December 31,
2013

Payroll	$567,000
Advertising	62,000
Outside Consultants	118,000
Other	138,000

Total	885,000

Expenses for the year ended December 31, 2013, were $1,078,820. The expenses are due to the general administrative expenses of carrying on a business including an allocation for administrative expenses from the parent company (Mycell Technologies LLC) for MCT. Net revenues for the year ended December 31, 2013, were ($75,199) after slotting fees and distribution costs.

Equity Compensation

We currently do not have any equity compensation plans or arrangements.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition

Our company is in the development stage and has yet to realize significant revenues from operations. Once we have commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Share-based Compensation

Our company follows the provisions of FASB Accounting Standards Codification (“ASC”) 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the year. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As our company has a loss for the years ended October 31, 2014 and 2013 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

Our company accounts for income taxes pursuant to ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Our company maintains a valuation allowance with respect to deferred tax assets. Our company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration our financial position and results of operations for the current year. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward year under the Federal tax laws. Changes in circumstances, such as our company generating taxable income, could cause a change in judgment about the realization of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Our company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts our company could realize in a current market exchange. As of October 31, 2013 and 2012, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

Our company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use. For the periods ended October 31, 2014 and 2013, no events or circumstances occurred for which an evaluation of the alternative future use of patent or intellectual property was required.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 5005 Interbay Boulevard Tampa, Florida 33611. Our telephone number is (813) 514-1839. Our company entered into a monthly agreement with the Everett Realty & Investments, Inc., a company owned by Anthony Everett, a former director in which our company pays $1,200 per month for office space and ancillary services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information regarding the ownership of our common stock, as of October 31, 2014 and as of the date of the filing of this annual report by:

•	each of our executive officers;

•	each director;

•	each person known to us to own more than 5% of our outstanding common stock; and

•	all of our executive officers and directors and as a group.

The following table sets forth information regarding beneficial ownership of our common stock as of March 20, 2015 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
James Dickson (3) 6 Cranbrooke Court Brampton, Ontario, Canada L6Z 3k3	Common Stock	3,500,000		11.80%
Richard Russell (4) 3201 W Bay Vista Ave. Tampa, FL 33611	Common Stock	Nil		0%
Michael Gibbons (5) 2508 S Dundee St. Tampa, FL 33629	Common Stock	3,000,000	(6)	10.12%
All officers and directors as a group	Common Stock	6,500,000		21.92%
Progressive Inc. 118 Claremont Lane Woodbridge, Ontario, Canada L4L 8Z8	Common Stock	3,000,000	(7)	10.12%
St. Crosse Holdings 2023 Hindhead Rd. Mississauga, Ontario, Canada L5J 1N8	Common Stock	2,500,000		8.43%
Grewal Investment Trust #1 754-8623 Granville St. Vancouver, BC, Canada V6P 5A2	Common Stock	2,500,000		8.43%
Prapripan Chayawatana 295/42 Ngarmwongwan 23 Rd. Nonthaburi, Thailand 11000	Common Stock	2,500,000		8.43%
All 5%+ Security Holders	Common Stock	10,500,000		35.41%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.
(2)	Based on 29,650,000 shares issued and outstanding as of March 20, 2015.
(3)	James Dickson has served as president, chief executive officer and director since April 25, 2014. He served as our secretary, treasurer chief financial officer from April 25, 2014 until June 20, 2014.
(4)	Richard Russell has served as our chief financial officer, treasurer and secretary since June 20, 2013.
(5)	Michael Gibbons has served as chairman of the board and director since May 21, 2014.
(6)	Ownership of these shares is held by Michael Gibbons through his wholly owned subsidiary Momentum Sales, Inc.
(7)	These securities are held beneficially by Gus Prokos, a consultant of our company, through his wholly owned company Progressive Inc.

Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION	DATE FIRST ELECTED OR APPOINTED
James Dickson	60	Director, Chief Executive officer and President	April 25, 2014
Richard D. Russell	54	Chief Financial Officer, Treasurer and Secretary	June 20, 2014
Mike Gibbons	55	Chairman of the Board and Director	May 21, 2014

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Executive Management

Our executive management team represents a significant depth of experience in the beverage industry that focuses on development, promotion and distribution of beverages. The team represents a cross-disciplinary approach to management and business development.

James Dickson, Director, President and Chief Executive Officer

James Dickson has served as president, chief executive officer, and director since April 25, 2014. He served as our secretary, treasurer chief financial officer from April 25, 2014 until June 20, 2014. Jim Dickson has spent most of his 35 year career within the packaged goods beverage industry. His career encompasses start-up companies to multinational platforms.

Jim started his career at Pepsi Cola in 1981 and worked in increasing managerial positions until he was promoted to a division manager within the foodservice division of Pepsi Cola. In 1990, he took the position of Vice President Sales Canada at Koala Spring Canada, where he led the sales team across the country and was able to secure national distribution throughout all the major retail chains across multiple channels.

In 1992, Mr. Dickson joined Cott Beverages where he was integral in driving Cott’s growth. His roles included vice president and general manager of Cott Canada and chief executive officer of Cott South Africa. In the 9 years he spent at Cott Beverages, Jim drove the growth of various retailer brands across Canada, Northeastern USA and South Africa.

From 2000 to 2014, Mr. Dickson was Executive Vice President for Ice River Springs where he was instrumental in growing the company from a regional water supplier into a leading water company in Canada and the United States.

Richard Russell, Chief Financial Officer, Treasurer and Secretary

Mr. Russell has acted as chief financial officer, treasurer and secretary of our company since June 20, 2014, he also acts as chief financial officer for Mission Health Communities a $100 million company that manages skilled nursing homes, assisted living facilities and independent living facilities.

From 2007 to 2013, he was the senior director of corporate finance, head of internal audit and assistant corporate controller at Cott Corporation (a $2.2 billion public corporation - COT), where he was responsible for the overall financial integrity, reporting (SEC and internal reporting), corporate compliance, accounting and due diligence for acquisitions.

Mr. Russell has over 25 years of experience where he was a key member of their finance and accounting team while also being an integral member of providing due diligence and integration services for various acquisitions.

He has worked at a number of public companies in transportation (Quality Distribution - QLTY) from 2005 – 2007, business services (Danka – DKNY) from 2001 – 2004, media (Media General Broadcast - MEG.A) from 1995 – 2001 and various other public companies and started his career at Ernst & Young. Mr. Russell holds a B.S. in Accounting and a Masters in Tax Accounting from the University of Alabama and an M.B.A. from the University of Tampa, and he is a Certified Public Accountant in Florida.

Michael Gibbons, Director and Chairman of the Board

Michael Gibbons has acted as chairman of the board and director of our company since May 21, 2014. Mr. Gibbons is a seasoned consumer packaged goods executive with over 30 years’ experience where he has managed business units ranging from sales, marketing, innovation and operations. The various posts Mike has held have enabled him to become a seasoned leader with the ability to focus on the key dynamics of a business that ultimately drive results.

From 1996 – 1999 and then from 2004 - 2014, Mike assumed progressively more responsible positions at Cott Corporation from director of sales to president of the Canadian business unit and then president of the U.S. business unit and finally chief strategic officer of Cott. He introduced strategic business units which allowed Cott to enter new categories ultimately driving growth which despite relentless competitive pressures, deliver consistent results.

He worked at Con Agra from 1999 to 2004, where he held various positions within sales and marketing (Senior Director of Sales) where he was accountability for all Canadian national grocery customers as well as select large regional accounts in Ontario and Atlantic Canada.

Family Relationships

There	are no family relationships between any of our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our shares of common stock and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Our company became a 1934 Act issuer upon the filing of its Form 8-A registration statement on June 4, 2014. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended October 31, 2014, the filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners are outstanding with respect to the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
James Dickson(1)	1	1	1
Richard Russell(1)	1	1	0
Mike Gibbons(1)	1	1	1
Anthony Everett(1)	1	1	1
Progressive Inc.(1)(2)	1	1	1

(1)	The insider was late filing a Form 3, Initial Statement of Changes in Beneficial Ownership.
(2)	The insider was late filing a Schedule 13D General Statement of Acquisition of Beneficial Ownership.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our sole director does not believe that it is necessary to have such committees because believes the functions of such committees can be adequately performed by the sole member of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years of Our Company Ended October 31, 2014 and 2013

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	our principal financial officer;

(c)	each of our three most highly compensated executive officers who were serving as executive officers at the end of the years ended October 31, 2014 and 2013; and

(d)	up to two additional individuals for whom disclosure would have been provided under (c) but for the fact that the individual was not serving as our executive officer at the end of the years ended October 31, 2014 and 2013, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Dickson(1)(2) Director, President and Chief Executive Officer	2014 2013	50,113 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Richard Russell(1)(3) Chief Financial Officer, Secretary and Treasurer	2014 2013	21,375 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Kamilya Kucherova(4) Former Director, President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer	2014 2013	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	Pursuant to each respective employment offer arrangement, all employee executives were not receiving direct payment for their services during the prefunding stage of our company. They are devoting as much time as is required to the affairs of the business. The salary is to be accrued at the agreed rate, until our company has received funding and the salaries can be paid out of the funding for our company, as determined by our board of directors. The total salary expense related to these accruals is $21,000 for the year ended October 31, 2014.
(2)	James Dickson has served as president, chief executive officer, and director since April 25, 2014. He served as our secretary, treasurer chief financial officer from April 25, 2014 until June 20, 2014.
(3)	Richard Russell has served as chief financial officer, secretary and treasurer since June 20, 2014.
(4)	Kamilya Kucherova served as our director, president, chief executive officer, secretary, treasurer and chief financial officer from January 2, 2013 until April 25, 2014.

Summary of Employment Agreements and Material Terms

On August 11, 2014, our company entered into an employment offer arrangement with Jim Dickson, with respect to his acting in the capacity of chief executive officer of our company. The arrangement provides for a salary of $120,000 per year paid on a semi-monthly basis. Mr. Dickson is also eligible to participate in our annual bonus plan equal to an amount of 100% (bonus target level) of his base salary based upon the achievement of specified goals.

On August 11, 2014, our company entered into an employment offer arrangement with Richard Russell, with respect to his acting in the capacity of chief financial officer of our company. The arrangement provides for a base salary of a minimum $57,000 per year paid on a semi-monthly basis adjusted upwards for the amount of time spent on our company’s business. Mr. Russell is also eligible to participate in our annual bonus plan equal to an amount of 100% (bonus target level) of his base salary based upon the achievement of specified goals, plus additional bonus upon completion of capital infusions.

Pursuant to each respective employment offer arrangement, all employee executives were not receiving direct payment for their services during the prefunding stage of our company. They are devoting as much time as is required to the affairs of the business. The salary is to be accrued at the agreed rate, until our company has received funding and the salaries can be paid out of the funding for our company, as determined by our board of directors. The total salary expense related to these accruals is $21,000 for the year ended October 31, 2014.

We have two employees.

Other than as set out in this filing we have not entered into any employment or consulting agreements with any of our other current officers, directors or employees.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During our fiscal year ended October 31, 2014 there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year Ended October 31, 2014

For the year ended October 31, 2014, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended October 31, 2014 and the year ended October 31, 2013. We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Certain Relationships and Related Transactions, and Director Independence

The following includes a summary of transactions since April 25, 2014 when there was a change in control of our company through the fiscal year ended October 31, 2014, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Our company entered into a monthly agreement with the Everett Realty & Investments, Inc., a company owned by Anthony Everett, a former director in which our company pays $1,200 per month for office space and ancillary services.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTC Bulletin Board under the trading symbol “OMGB”. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

As of October 31, 2014, no shares of our common stock have traded.

Our common shares are issued in registered form. Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, (Telephone: (801) 274-1088) is the registrar and transfer agent for our common shares.

Holders

As of March 20, 2014, there were approximately 31 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form. As of March 20, 2015, there were 29,650,000 shares of our common stock issued and outstanding.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Purchase of our Equity Securities by Officers and Directors

We did not purchase any of our shares of common stock or other securities during the fourth quarter of our fiscal year ended October 31, 2014.

RECENT SALES OF UNREGISTERED SECURITIES

We have not sold any equity securities during the fiscal year ended October 31, 2014 that were not previously disclosed in a quarterly report on Form 10-Q or a current report on Form 8-K that was filed during the 2014 fiscal year.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 250,000,000 shares of common stock, par value of $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent and Registrar

Our independent stock transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, (Telephone: (801) 274-1088).

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc. We have entered into indemnification agreements with two of our officers and all directors, and our bylaws contain similar indemnification obligations to our agents. Remaining officers will be required to signed indemnification agreements in the near future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no disagreements with our accountants related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and subsequent interim periods.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(b) Exhibits

Exhibit No.	Description

(3)	Articles of Incorporation; Bylaws

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on December 20, 2012)

3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on December 20, 2012)

3.3	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on June 10, 2014)

(10)	Material Contracts

10.1	Purchase and Sale Agreement dated October 8, 2014 between our company, Mycell Technologies LLC and MCT Beverage Company, LLC (incorporated by reference to our Current Report on Form 8-K filed on October 9, 2014)

10.2	Emulsion Supply and formulation Services Agreement dated October 8, 2014 between our company and Oceans Omega LLC (incorporated by reference to our Current Report on Form 8-K filed on October 9, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA BRANDS INC

Dated: March 27, 2015	By:	/s/ James Dickson
James Dickson
President, Chief Executive Officer and Director
(Principal Executive Officer)

Dated: March 27, 2015	By:	/s/ Richard Russell
Richard Russell
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: March 27, 2015	/s/ Jim Dickson
Jim Dickson
President, Chief Executive Officer and Director
(Principal Executive Officer )

Dated: March 27, 2015	/s/ Michael Gibbons
Michael Gibbons
Chairman of the Board and Director